                                                                     AF FORM S-1
                                                                       EXHIBIT 5



STEVE M. CALLAWAY
Senior Associate Counsel

Writer's Direct Number: (205) 868-3804
Facsimile Number: (205) 868-3597
Toll-Free Number: (800) 627-0220

                                    April 15, 1998


Directors of American Foundation
     Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Ladies and Gentlemen:

     As counsel for American Foundation Life Insurance company (the "Company") I am familiar generally with its business and affairs and have participated in the preparation of a registration statement on Form S-1 for the registration of interests in a non-participating group modified guaranteed annuity contract (the "Contracts"), which registration statement is being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Registration Statement").

     I am of the opinion that:

     1. The Company is organized in accordance with the laws of the State of Alabama and is a duly authorized stock life insurance company under the laws of Alabama and the laws of those states in which the company is admitted and/or licensed to do business;

     2. The company is authorized to issue the Contracts in those states in which the Company is admitted and/or licensed to do business, upon compliance with the applicable local laws relating to insurance and securities; and

     3. The Contracts, when issued in accordance with the Prospectus contained in the Registration Statement, as amended, and upon compliance with the applicable local laws relating to insurance and securities, will be legal and binding obligations of the company in accordance with their terms; provided, however, that enforceability may be affected by laws relating to insolvency of insurance carriers generally and by equitable principles relating to the discretion of the court in certain matters of enforcement.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,



                                   Steve Callaway
                                   Senior Associate Counsel

SC/jah
29497


PROTECTIVE LIFE INSURANCE COMPANY/AMERICAN FOUNDATION LIFE INSURANCE COMPANY
                  EMPIRE GENERAL LIFE ASSURANCE CORPORATION/
                  WISCONSIN NATIONAL LIFE INSURANCE COMPANY